                                                           EXHIBIT 3.9

                               ARTICLES OF MERGER
                                     MERGING
                              THE REECE CORPORATION
                                      INTO
                                AMF BOWLING, INC.

         Pursuant to the provisions of the Code of Virginia, THE REECE CORPORATION ("Reece"), a Massachusetts corporation, and AMF Bowling, Inc. ("AMF"), a Virginia corporation, execute, certify and file these Articles of Merger. Reece and AMF agree that Reece shall be merged with and into AMF and that AMF shall be the surviving corporation (the "Merger").

         FIRST: The terms and conditions of the Merger are as set forth in the Agreement and Plan of Merger (the "Agreement of Merger") attached hereto as Exhibit A and incorporated herein by reference. An executed copy of the Agreement of Merger is on file at the principal place of business of AMF, the address of which is 8800 AMF Drive, Richmond, Virginia 23111.

         SECOND: As of December 27, 1994, the Agreement of Merger was duly and unanimously approved, adopted, executed and acknowledged at meetings of the Boards of Directors of Reece and AMF by unanimous written consents in accordance with applicable corporate laws and the charters of each corporation and was recommended and submitted for approval to the shareholders of Reece and AMF.

         THIRD: As of December 27, 1994, when the Merger was approved by unanimous vote of the shareholders of each corporation, the authorized capital stock of all classes, the number of shares of such stock of each corporation outstanding and entitled to vote on the Merger and the number of shares voted to approve the Merger were as follows:


                                                       NUMBER OF                NUMBER OF
                                                       SHARES                   SHARES
                    AUTHORIZED                         OUTSTANDING              VOTING TO
                    CAPITAL                            & ENTITLED               APPROVE THE
NAME                STOCK BY CLASS                     TO VOTE                  MERGER
- ----                --------------                     -------                  ------
AMF               10,000 Common                      958.579873                 958.579873

Reece             7,000,000 Common                   1048.053                   1048.053
                  1,000,000 Preferred                0                          0

         FOURTH: There are no dissenting shareholders.

         FIFTH: AMF shall be the surviving corporation of the Merger and shall continue under the name AMF Bowling, Inc. The Articles of Incorporation, By-laws, and officers and directors of AMF, in effect immediately prior to the Merger, shall continue to be the Articles of Incorporation, By-laws and officers and directors of AMF after the Merger.

         SIXTH: AMF shall possess all the rights, privileges, immunities, powers, franchises and authority, as well of a public as of a private nature, of Reece and property of every description and every interest therein and all obligations of Reece shall thereafter be taken and deemed to be transferred to and vested in AMF in complete liquidation and redemption of all the issued and outstanding shares of Reece.

         SEVENTH: The Merger is permitted under the laws of the Commonwealth of Virginia and the Commonwealth of Massachusetts and all such laws have been complied with to effect this Merger. The Merger shall become effective at 11:59 p.m. on December 31, 1994.

         IN WITNESS WHEREOF, Reece and AMF have caused these Articles of Merger to be signed and executed in their respective corporate names and on their behalf by their respective duly authorized officers as of the 27th day of December, 1994.

                                                 AMF Bowling, Inc.

                                             By: /s/ Daniel M. McCormack
                                                 ---------------------------
                                                   Daniel M. McCormack
                                                   Vice President

                                                 The Reece Corporation

                                             By: /s/ Daniel M. McCormack
                                                 ---------------------------
                                                   Daniel M. McCormack
                                                   Vice President

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                              THE REECE CORPORATION
                                  WITH AND INTO
                                AMF BOWLING, INC.

         This is an Agreement and Plan of Merger of THE REECE CORPORATION ("Reece"), a Massachusetts corporation, with and into AMF Bowling, Inc., a Virginia corporation ("AMF").

                                     RECITAL

         A. AMF is a corporation organized and existing under the laws of the Commonwealth of Virginia. Its authorized capital stock consists of 10,000 shares of common stock of which 958.579873 shares have been issued and are outstanding. Reece is a corporation organized and existing under the laws of the Commonwealth of Massachusetts. Its authorized capital stock consists of 7,000,000 shares of common stock of which 1048.053 shares have been issued and are outstanding and 1,000,000 shares of preferred stock of which zero have been issued and are outstanding.

         B. AMF and Reece desire that their respective businesses and properties be combined to form a single enterprise and, to that end, that Reece be merged with and into AMF.

                                    ARTICLE I

         Reece shall be merged with and into AMF (herein sometimes called the "Surviving Corporation") in accordance with applicable law and upon the filing of the Articles of Merger and the issuance of a Certificate of Merger.

                                   ARTICLE II

         The merger shall become effective at 11:59 p.m. on December 31, 1994 (the "Effective Date").

                                   ARTICLE III

         On the Effective Date, each of the outstanding shares of the capital stock of Reece shall be exchanged for .01111 share of the common stock of AMF and fractional shares shall be issued. The stock transfer books of Reece shall be closed and no further transfer of common stock of Reece shall be permitted. The shares of capital stock of AMF shall not be affected by this Agreement and Plan of Merger and shall be the common stock of the Surviving Corporation. Furthermore, all of the certificates theretofore representing the common stock of Reece shall be surrendered to Daniel M. McCormack of Richmond, Virginia and shall, upon such surrender, be canceled.

                                   ARTICLE IV

         The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of AMF existing on the Effective Date and the By-laws and directors and officers of AMF shall be the By-laws and directors and officers of the Surviving Corporation.

                                    ARTICLE V

         The shareholders of AMF desire to acquire assets that will generate income in AMF and thereby provide funds for working capital. Reece, which is owned by the same shareholders, is in the business of holding notes for investment and equipment leasing and generates income that could be available for working capital needs.

                                   ARTICLE VI

         Following the approval of this Agreement and Plan of Merger by the respective Boards of Directors of AMF and Reece, Articles of Merger, duly executed by the proper officers of AMF and Reece, shall be filed with the State Corporation Commission of Virginia and the Secretary of State of Massachusetts.


         IN WITNESS WHEREOF, this Agreement and Plan of Merger is made as of December 27, 1994.

                                                   The Reece Corporation

                                              By:   /s/ Daniel M. McCormack
                                                   -----------------------------
                                                    Daniel M. McCormack
                                                    Vice President

                                                   AMF BOWLING, INC.

                                              By:   /s/ Daniel M. McCormack
                                                   -----------------------------
                                                    Daniel M. McCormack
                                                    Vice President

                               ARTICLES OF MERGER
                                     MERGING
                             AMF BOWLING (AUST) INC.
                                      INTO
                                AMF BOWLING, INC.

         Pursuant to the provisions of Section 13.1-720 of the Code of Virginia, AMF Bowling (Aust) Inc. ("Aust"), a Virginia corporation, and AMF Bowling, Inc. ("AMF"), a Virginia corporation, execute and certify the following Articles of Merger. The corporations agree that Aust shall be merged with and into AMF and that AMF shall be the surviving corporation.

         FIRST: The terms and conditions of the Merger and the mode of carrying the same into effect are as set forth in the Plan of Merger (the "Agreement") attached hereto as Exhibit A and incorporated herein by reference. An executed copy of the Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 8800 AMF Drive, Mechanicsville, Virginia 23111.

         SECOND: As of April 15, 1990, when the Merger was approved by unanimous consent of the shareholders, the authorized capital stock of all classes, par value of such stock, aggregate par value of such stock and number of shares of such stock of each corporation outstanding and entitled to vote on the Merger were as follows:

                                                                                NUMBER OF
                                                                                SHARES
                  AUTHORIZED                                                    OUTSTANDING
                  CAPITAL                            AGGREGATE                  & ENTITLED
NAME              STOCK                              PAR VALUE                  TO VOTE
- ----              --------------                     -------                    ------

AMF               10,000 Common Shares               $10,000                    1,000
                  $1.00 par value

Aust              10,000 Common Shares               $10,000                    1,000
                  $1.00 par value

         THIRD: There are no dissenting shareholders.

         FOURTH: As of April 15, 1990, the Agreement was duly advised, authorized, approved, adopted, certified, executed and acknowledged by the board of directors of each Corporation by unanimous written consents in accordance with and in the manner prescribed by the aforementioned corporate laws and the charters of each Corporation.

         FIFTH: AMF shall survive the Merger, shall continue under the name AMF Bowling, Inc., and shall be governed by the laws of the Commonwealth of Virginia. The Articles of Incorporation and By-laws of AMF in effect immediately prior to the Merger shall continue to be the Articles of Incorporation and By-laws of the Surviving Corporation.

         SIXTH: AMF shall possess all the rights, privileges, immunities, powers, franchises and authority, as well of a public as of a private nature, of Aust and property of every description and every interest therein and all obligations of Aust shall thereafter be taken and deemed to be transferred to and vested in AMF in complete liquidation and redemption of all the issued and outstanding shares of Aust.

         SEVENTH: The Merger shall become effective at the close of business on April 30, 1990 as provided in the Agreement.

         IN WITNESS WHEREOF, Aust and AMF have caused these Articles of Merger to be signed and executed in their respective corporate names and on their behalf by their respective vice presidents, each of whom declare and affirm, under the penalties of perjury, that the facts stated herein are true on and as of the 23 day of April, 1990.

                                                  AMF BOWLING, INC.

                                            By:   /s/ Daniel M. McCormack
                                                ------------------------------
                                                  Daniel M. McCormack
                                                  Vice President

                                                  AMF BOWLING
                                                  (AUST) INC.

                                            By:   /s/ Daniel M. McCormack
                                                ------------------------------
                                                  Daniel M. McCormack
                                                  Vice President

                                 PLAN OF MERGER
                             AMF BOWLING (AUST) INC.
                                  WITH AND INTO
                                AMF BOWLING, INC.

         This is a Plan of Merger of AMF Bowling (Aust) Inc., a Virginia corporation ("Aust"), with and into AMF Bowling, Inc., a Virginia corporation ("AMF").

                                     RECITAL

         A. AMF is a corporation organized and existing under the laws of the Commonwealth of Virginia. Its authorized capital stock consists of 10,000 shares of common stock of which 1,000 shares have been issued and are outstanding. Aust is a corporation organized and existing under the laws of the Commonwealth of Virginia. Its authorized capital stock consists of 10,000 shares of common stock of which 1,000 shares have been issued and is outstanding.

         B. The same shareholders own the outstanding common stock of Aust and AMF in exactly the same percentages.

         C. AMF and Aust desire that their respective businesses and properties be combined to form a single enterprise and, to that end, that Aust be merged with and into AMF upon the terms and conditions hereinafter set forth.

                                    ARTICLE I

         Aust shall be merged with and into AMF (herein sometimes called the "Surviving Corporation") in accordance with the applicable provisions of the Virginia Stock Corporation Act and upon such filing of the Articles of Merger, the State Corporation Commission of Virginia shall issue a Certificate of Merger.

                                   ARTICLE II

         The merger shall become effective at the close of business on April 30, 1990 (the "Effective Date").

                                   ARTICLE III

         On the Effective Date, all of the outstanding shares of the capital stock of Aust shall be cancelled, the stock transfer books of Aust shall be closed and no further transfer of common stock of Aust shall be permitted. The shares of capital stock of AMF shall not be affected by this Plan of Merger and shall be the common stock of the Surviving Corporation.

                                   ARTICLE IV

         After the Effective Date, all of the certificates theretofore representing the common stock of Aust shall be surrendered to Daniel M. McCormack of Richmond, Virginia, as exchange agent and shall, upon such surrender, be cancelled in accordance with the provisions of Article II above.

                                    ARTICLE V

         The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of AMF existing on the Effective Date and the By-laws, Board of Directors and officers of AMF shall be the By-laws, Board of Directors and officers of the Surviving Corporation.

                                   ARTICLE VI

         Following the approval of this Plan of Merger by the respective Boards of Directors of AMF and Aust, Articles of Merger, duly executed by the proper officers of AMF and Aust shall be filed with the State Corporation Commission of Virginia.

                                   ARTICLE VII

         Upon the Effective Date, the merger shall have the effect provided by
Section 13.1-721 of the Code of Virginia of 1950, as amended.

         IN WITNESS WHEREOF, this Plan of Merger is made as of April 23, 1990.

                                           AMF BOWLING (AUST) INC.

                                       By:   /s/ Daniel M. McCormack
                                           ----------------------------------
                                             Daniel M. McCormack
                                             Vice President

                                           AMF BOWLING, INC.

                                       By:   /s/ Daniel M. McCormack
                                           ----------------------------------
                                             Daniel M. McCormack
                                             Vice President

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                          OF AMF BOWLING COMPANIES INC.

1. Article I of the Articles of Incorporation of AMF Bowling Companies Inc. is amended to provide that the new name of the corporation as of July 1, 1988 is: AMF Bowling, Inc.

2. This Amendment does not provide for an exchange reclassification or cancellation of shares.

3. Action by Directors. By written consent of directors in lieu of a special meeting dated June 21, 1988, all of the directors of the Corporation found that the proposed amendment was in the best interest of the Corporation and directed that it be submitted to the stockholders of the Corporation with the request that they approve and adopt the same by signing a written consent.

4. Action by Stockholders. By a written consent of all of the stockholders in lieu of a special meeting dated June 21, 1988, the stockholders of the Corporation approved and adopted the proposed amendment.

         IN WITNESS WHEREOF, the undersigned President and Secretary of AMF Bowling Companies Inc. have executed these Articles of Amendment this 1st day of July, 1988.

                                    AMF BOWLING COMPANIES INC.

                                BY:   /s/ Frank E. Genovese
                                    -----------------------------------------
                                      Frank E. Genovese, President

                                BY:   /s/ Daniel M. McCormack
                                    -----------------------------------------
                                      Daniel M. McCormack, Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                           AMF BOWLING COMPANIES INC.

                                       I.

         The name of the Corporation is AMF Bowling Companies Inc.

                                       II.

         The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

         The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each.

                                       IV.

         The initial registered office shall be located at 707 E. Main Street, P.O. Box 1535, in the City of Richmond, and the initial registered agent shall be C. Porter Vaughan, III, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                       V.

         The number of Directors constituting the initial Board of Directors shall be three, and the names and addresses of the persons who are to serve as the initial Directors are as follows:

William H. Goodwin, Jr.                          Frank E. Genovese
President                                        President
Commonwealth Computer                            AMF Union Machinery, Inc.
    Advisors, Inc.                               2115 W. Laburnum Avenue
707 E. Main Street                               Richmond, Virginia 23221
Suite 1650
Richmond, Virginia 23219

James B. Farinholt, Jr.
President
Galleher & Company, Inc.
9 South Twelfth Street
Third Floor
Richmond, Virginia 23219

                                       VI.

         (1)  In this Article:

              "Applicant" means the person seeking indemnification pursuant to this Article.

              "Expenses" includes counsel fees.

              "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

             "Official capacity" means, (i) when used with respect to a director, the office of director in the Corporation; or (ii) when used with respect to an individual other than a director, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

             "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         (2) The Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding if (i) he believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the Corporation, and in all other cases that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) he was not guilty of gross negligence or willful misconduct. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. A person's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this section.

         (3) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2) of this Article.

         (4) Notwithstanding the provisions of section (2) of this Article: no indemnification shall be made in connection with any proceeding charging the applicant with improper benefit to himself, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (5) To the extent that the applicant has been successful on the merits or otherwise in defense of any proceeding referred to in section (2) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (6) Any indemnification under section (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (2) and (4).

         The determination shall be made:

         (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

         (b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

              (c)  By Special legal counsel:

                   (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

                   (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

              (d) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

              Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this section to select counsel.

        (7) (a) The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding if:

                    (i) The applicant furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in sections (2) and (4);

                    (ii) The applicant furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                    (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

                (b) The undertaking required by paragraph (ii) of subsection
(a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                (c) Determinations and authorizations of payments under this section shall be made in the manner specified in section (6).

           (8) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in section (2) of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section (2). The provisions of sections (3) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this section (8).

          (9) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         (10) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article.


Dated: August 26, 1986                      /s/ Laurel C. Williams
                                            ---------------------------------
                                                     Incorporator